Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2006 (except for Note 10, as to which the date is March 29, 2006, and paragraph 5 of Note 1, as to which the date is May     , 2006), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-132987) and related Prospectus of Omniture, Inc. for the registration of shares of its common stock.

Ernst & Young LLP
Salt Lake City, Utah
May 23, 2006
     The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 1 to the financial statements.

/s/ Ernst & Young LLP
Salt Lake City, Utah
May 23, 2006